FILED
07 JUN 29 PM 2:32
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE OF CONVERSION

OTHER BUSINESS ENTITY
INTO
FLORIDA LIMITED LIABILITY COMPANY

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following "Other Business Entity" into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is CDA InterCorp. 354357

2. The "Other Business Entity" is a corporation first incorporated under the laws of Florida on February 9, 1970.

3. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization is CDA InterCorp LLC.

4. The effective date of this Certificate of Conversion shall be June 30, 2007.

Dated: June 25th, 2007

Print Name: Gregory Rufus

Title: Authorized Person

SOLICITORS, 027058, 000001, 101762483.1

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

FILED
07 JUN 29 PM 2:32
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE I - Name:
The name of the Limited Liability Company is:

CDA InterCorp LLC

(Must end with the words "Limited Liability Company, "Limited Company" or their abbreviation "LLC," or "L.C.,")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
450 Goolsby Blvd.	450 Goolsby Blvd.
Deerfield Beach, Florida 33442-3019	Deerfield Beach, Florida 33442-3019

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

C T Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box **NOT** acceptable)

Plantation, Florida 33324
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

C T Corporation System

Connie Bryan

Registered Agent's Signature (REQUIRED)

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):
The name and address of each Manager or Managing Member is as follows:

Title: "MGR" = Manager "MGRM" = Managing Member	Name and Address:
MGRM	TransDigm Inc. 1301 East 9th Street, Suite 3710 Cleveland, Ohio 44114

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: ____________________. (OPTIONAL)
(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Gregory Rufus
Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent
$ 30.00 Certified Copy (Optional)
$ 5.00 Certificate of Status (Optional)